Exhibit 10.1

EXCHANGE AGREEMENT

This Exchange Agreement (the “Agreement”) is entered into as of the 22nd day of November, 2019, by and between China Recycling Energy Corporation, a Nevada corporation (the “Company”) and the investor signatory hereto (the “Holder”), with reference to the following facts:

A. Prior to the date hereof, pursuant to that certain Securities Purchase Agreement, dated October 29, 2018, by and among the Company and certain investors (including the Holder) (the “Securities Purchase Agreement”), the Company issued to the Holder, among other things, a warrant to purchase such aggregate number of Common Stock, par value $0.001 per share (“Common Stock”), as set forth on the signature page of the Holder attached hereto (the “Existing Warrant”, as exercised, the “Existing Warrant Stock”).

B. The Company and the Holder further desire to exchange (collectively, the “Exchange”) the Existing Warrant, in full, into such aggregate number of Common Stock as set forth on the signature page of the Holder attached hereto (the “Exchange Stock”), which represents an Exchange ratio of 1 Existing Warrant Stock :0.5 Common Stock.

C. The Exchange is being made in reliance upon the exemption from registration provided by Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”).

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants hereinafter contained, the parties hereto agree as follows:

1. Exchange. Pursuant to Section 3(a)(9) of the Securities Act, the Holder hereby agrees to convey, assign, transfer and surrender the Existing Warrant to the Company, in exchange for which the Company agrees to issue the Exchange Stock to the Holder. On the date hereof, in connection with the Exchange, the Company shall cause its transfer agent to deliver to the Holder the Exchange Stock by electronic delivery at the applicable balance account at the Depositary Trust Company (“DTC”) in accordance with the instructions set forth on Schedule A within two business days of this Agreement subject to rule 144. Effective upon the Holder’s receipt of such Exchange Stock, the Existing Warrant held by the Holder will be deemed cancelled and all rights of the Holder thereunder will terminate. As soon as commercially practicable following the date hereof, the Holder shall return the original certificates with respect to the Existing Warrant to the Company (or a lost warrant affidavit in form and substance reasonably acceptable to the Company).

2. Representations and Warranties. As of the date hereof:

2.1 Organization and Qualification. Each of the Company and each of its subsidiaries are entities duly organized and validly existing and in good standing under the laws of the jurisdiction in which they are formed, and have the requisite power and authority to own their properties and to carry on their business as now being conducted and as presently proposed to be conducted. Each of the Company and each of its subsidiaries is duly qualified as a foreign entity to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a Material Adverse Effect (as defined below). As used in this Agreement, “Material Adverse Effect” means any material adverse effect on (i) the business, properties, assets, liabilities, operations (including results thereof), condition (financial or otherwise) or prospects of the Company or any subsidiary, individually or taken as a whole, (ii) the transactions contemplated hereby or (iii) the authority or ability of the Company or any of its subsidiaries to perform any of their respective obligations under this Agreement.

2.2 Authorization and Binding Obligation. The Company has the requisite power and authority to enter into and perform its obligations under this Agreement and to consummate the Exchange (including, without limitation, the issuance of the Exchange Stock) in accordance with the terms hereof. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby, including, without limitation, the issuance of the Exchange Stock has been duly authorized by the Company’s Board of Directors and no further filing, consent, or authorization is required by the Company, its Board of Directors or its shareholders. This Agreement has been duly executed and delivered by the Company, and constitutes the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with its respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies and except as rights to indemnification and to contribution may be limited by federal or state securities laws.

2.3 No Conflict. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Exchange Stock) will not (i) result in a violation of the articles or certificate of incorporation or any other organizational documents of the Company or any of its subsidiaries, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its subsidiaries is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including foreign, federal and state securities laws and regulations and the rules and regulations of the Nasdaq Capital Market (the “Principal Market”) and including all applicable federal laws, rules and regulations) applicable to the Company or any of its subsidiaries or by which any property or asset of the Company or any of its subsidiaries is bound or affected except, in the case of clause (ii) or (iii) above, to the extent such violations that would not reasonably be expected to have a Material Adverse Effect.

2.4 Not a Shell Company. Company is not, nor has it been at any time in the previous twelve (12) months, a “Shell Company” as such type of “issuer” is described in Rule 144(i)(1) under the Securities Act.

2.5 No Modifications. No written document, agreement, instrument, contract, amendment or modification to the Existing Warrants exists that supplements, modifies or amends the Existing Warrants.

2.6 No Consents. Neither the Company nor any subsidiary is required to obtain any consent from, authorization or order of, or make any filing or registration with (other than the filing with the Securities and Exchange Commission (the “SEC”) of a Form D with the SEC, any other filings as may be required by any state securities agencies, and notification to the Principal Market by means of a listing of additional stock notification in respect of the Exchange Stock as required by Section 6 hereof), any court, governmental agency or any regulatory or self-regulatory agency or any other person, in order for the Company to execute, deliver or perform any of its respective obligations under or contemplated by this Agreement, in each case, in accordance with the terms hereof or thereof. All consents, authorizations, orders, filings and registrations which the Company or any subsidiary is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof, and neither the Company nor any of its subsidiaries are aware of any facts or circumstances which might prevent the Company or any of its subsidiaries from obtaining or effecting any of the registration, application or filings contemplated by this Agreement.

2.7 Securities Law Exemptions. Assuming the accuracy of the representations and warranties of the Holder contained herein, the offer and issuance by the Company of the Exchange Stock is exempt from registration under the Securities Act pursuant to the exemption provided by Section 3(a)(9) thereof.

2.8 Status of Warrants; Issuance of Exchange Stock. The Existing Warrants were authorized by all necessary company action and validly issued and executed, and the Company’s signatory had full corporate or other requisite authority to execute such agreements to bind the Company. Upon issuance in accordance herewith, the Exchange Stock, when issued, will be validly issued, fully paid and nonassessable and free from all preemptive or similar rights, mortgages, defects, claims, liens, pledges, charges, taxes, rights of first refusal, encumbrances, security interests and other encumbrances (collectively “Liens”) with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock. By virtue of Section 3(a)(9) and Rule 144(d)(iii)(2) under the Securities Act, each of the Exchange Stock will have a Rule 144 holding period that will be deemed to have commenced as of October 31, 2018, which was the date of the payment for the Existing Warrant by the Holder.

2.9 Transfer Taxes. On the date hereof, all share transfer or other taxes (other than income or similar taxes) which are required to be paid in connection with the issuance of the Exchange Stock will be, or will have been, fully paid or provided for by the Company, and all laws imposing such taxes will be or will have been complied with.

2.10 SEC Documents; Financial Statements. During the two (2) years prior to the date hereof, the Company has filed all reports, schedules, forms, proxy statements, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the 1934 Act, and all exhibits and appendices included therein (other than Exhibits 99.1 to Form 8-K) and financial statements, notes and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the “SEC Documents”). The Company has delivered or has made available to the Holder or its representatives true, correct and complete copies of each of the SEC Documents not available on the EDGAR system. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the SEC Documents complied in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto as in effect as of the time of filing, except that they have been restated/amended and filed with SEC. Such financial statements have been prepared in accordance with generally accepted accounting principles (“GAAP”), consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments which will not be material, either individually or in the aggregate). No other information provided by or on behalf of the Company to the Holder which is not included in the SEC Documents (including, without limitation, information in the disclosure schedules to this Agreement) contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstance under which they are or were made, not misleading. The Company is not currently contemplating to amend or restate any of the financial statements (including, without limitation, any notes or any letter of the independent accountants of the Company with respect thereto) included in the SEC Documents (the “Financial Statements”), nor is the Company currently aware of facts or circumstances which would require the Company to amend or restate any of the Financial Statements, in each case, in order for any of the Financials Statements to be in compliance with GAAP and the rules and regulations of the SEC. The Company has not been informed by its independent accountants that they recommend that the Company amend or restate any of the Financial Statements or that there is any need for the Company to amend or restate any of the Financial Statements.

2.11 Litigation. There is no action, suit, arbitration, proceeding, inquiry or investigation before or by the Principal Market, any court, public board, other Governmental Entity, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its subsidiaries, the Common Stock or any of the Company’s officers or directors that would reasonably be expected to have a Material Adverse Effect on the Company or its Subsidiaries, whether of a civil or criminal nature or otherwise, in their capacities as such. No director, officer or employee of the Company or any of its subsidiaries has willfully violated 18 U.S.C. §1519 or engaged in spoliation in reasonable anticipation of litigation. Without limitation of the foregoing, there has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the SEC involving the Company, any of its subsidiaries or any current or former director or officer of the Company or any of its subsidiaries. The SEC has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company under the Securities Act or the 1934 Act. Neither the Company nor any of its subsidiaries is subject to any order, writ, judgment, injunction, decree, determination or award of any governmental agency.

3. Holder’s Representations and Warranties. As a material inducement to the Company to enter into this Agreement and consummate the Exchange, the Holder represents, warrants and covenants with and to the Company as follows:

3.1 Reliance on Exemptions. The Holder understands that the Exchange Stock are being offered and exchanged in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and the Holder’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Holder set forth herein and in this Agreement in order to determine the availability of such exemptions and the eligibility of the Holder to acquire the Exchange Stock.

3.2 No Governmental Review. The Holder understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Exchange Stock or the fairness or suitability of the investment in the Exchange Stock nor have such authorities passed upon or endorsed the merits of the offering of the Exchange Stock.

3.3 Validity; Enforcement. This Agreement has been duly and validly authorized, executed and delivered on behalf of the Holder and shall constitute the legal, valid and binding obligations of the Holder enforceable against the Holder in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

3.4 No Conflicts. The execution, delivery and performance by the Holder of this Agreement, and the consummation by the Holder of the transactions contemplated hereby will not (i) result in a violation of the organizational documents of the Holder or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Holder is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to the Holder, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Holder to perform its obligations hereunder.

3.5 Investment Risk; Sophistication. The Holder is acquiring the Exchange Stock hereunder, and the Holder acquired Existing Warrant in the ordinary course of its business. The Holder has, and at the time of the grant of the Existing Warrant had, such knowledge, sophistication, and experience in business and financial matters so as to be capable of evaluation of the merits and risks of the prospective investment in the Existing Warrant and Exchange Stock, respectively, and has so evaluated the merits and risk of such investment. The Holder is and was at the time that it acquired the Existing Warrant an “accredited investor” as defined in Regulation D under the Securities Act.

3.6 Ownership of Existing Warrants. The Holder owns the Existing Warrants free and clear of any Liens (other than the obligations pursuant to this Agreements and applicable securities laws).

3.7 Additional Rule 144 Representations. The Holder represents that Holder is not now and has not been during the preceding three months an affiliate of the Company. Holder acknowledges that the transfer agent of the Company may rely on the representation included in this Section 3.7 of this Agreement.

4. Disclosure of Transaction. The Company shall, on or before 8:30 a.m., New York City Time, on the first business day after the date of this Agreement, file a Current Report on Form 8-K describing the terms of the transactions contemplated hereby in the form required by the 1934 Act and attaching this Agreement as an exhibit to such filing (including all attachments, the “8-K Filing”). From and after the filing of the 8-K Filing, the Company shall have disclosed all material, non-public information (if any) provided up to such time to the Holder by the Company or any of its subsidiaries or any of their respective officers, directors, employees or agents. In addition, effective upon the filing of the 8-K Filing, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement with respect to the transactions contemplated by this Agreement or as otherwise disclosed in the 8-K Filing, whether written or oral, between the Company, any of its subsidiaries or any of their respective officers, directors, affiliates, employees or agents, on the one hand, and any of the Holder or any of their affiliates, on the other hand, shall terminate. Without the prior written consent of the Holder (which may be granted or withheld in the Holder’s sole discretion), except as required by applicable law, the Company shall not (and shall cause each of its Subsidiaries and affiliates to not) disclose the name of the Holder in any filing, announcement, release or otherwise.

5. No Integration. None of the Company, its subsidiaries, any of their affiliates, or any person acting on their behalf shall, directly or indirectly, make any offers or sales of any security (as defined in the Securities Act) or solicit any offers to buy any security or take any other actions, under circumstances that would require registration of any of the Exchange Stock under the Securities Act or cause this offering of the Exchange Stock to be integrated with such offering or any prior offerings by the Company for purposes of Regulation D under the Securities Act.

6. Listing. The Company shall use reasonable best efforts to secure the listing or designation for quotation (as applicable) of all of the Exchange Stock upon the Principal Market (subject to official notice of issuance) and shall maintain such listing of all the Exchange Stock from time to time issuable under the terms of this Agreement. The Company shall maintain the Common Stock’ authorization for quotation on the Principal Market. Neither the Company nor any of its subsidiaries shall take any action which would be reasonably expected to result in the delisting or suspension of the Common Stock on the Principal Market other than that disclosed in Form 8-K by the Company. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 6.

7. Holding Period, Tacking and Legal Opinion. For the purposes of Rule 144, the Company acknowledges that the holding period of the Exchange Stock by virtue of Section 3(a)(9) and Rule 144(d)(iii)(2) under the Securities Act will be deemed to have commenced as of October 31, 2018, the date of the payment of the Existing Warrant by the Holder and may be tacked onto the holding period of the Existing Warrants, and the Company agrees not to take a position contrary to this Section 7. The Company acknowledges and agrees that, in reliance on the Holder’s representations contained in Section 3 of this Agreement: (i) upon issuance in accordance with the terms hereof, the Exchange Stock are, as of the date hereof, eligible to be resold pursuant to Rule 144 and (ii) the Company is not aware of any event reasonably likely to occur that would reasonably be expected to result in the Exchange Stock becoming ineligible to be resold by the Holder pursuant to Rule 144. The Company and the Holder agree that, in connection with any resale of any Exchange Stock pursuant to Rule 144, the Holder shall be required to provide reasonable assurances that such Exchange Stock are eligible for resale, assignment or transfer under Rule 144, but the Holder shall not be required to obtain an opinion of Holder’s counsel. The Company shall be responsible for any transfer agent fees or DTC fees or legal fees of the Company’s counsel with respect to the removal of legends, if any, or issuance of Exchange Stock in accordance herewith. The Company understands that the representations and agreements of the Company in this Section 7 are a material inducement to Holder’s decision to consummate the transactions contemplated herein.

8. Blue Sky. The Company shall make all filings and reports relating to the Exchange required under applicable securities or “Blue Sky” laws of the states of the United States following the date hereof, if any.

9. Most Favored Nation. The Company hereby represents and warrants as of the date hereof and covenants and agrees from and after the date hereof that none of the terms offered to any person with respect to any warrants issued pursuant to the Securities Purchase Agreement and/or any consent, release, amendment, settlement or waiver relating to the terms, conditions and transactions contemplated hereby (each a “Settlement Document”), is or will be more favorable to such person than those of the Holder and this Agreement. For the avoidance of doubt, this includes rights of participation, rights of first refusal or similar rights to subscribe to additional securities in the Company

10. Governing Law; Jurisdiction; Waiver of Jury Trial. This Agreement shall be construed under the laws of the state of New York, without regard to principles of conflicts of law or choice of law that would permit or require the application of the laws of another jurisdiction. The Company and the Holder each hereby agrees that all actions or proceedings arising directly or indirectly from or in connection with this Agreement shall be litigated only in the Supreme Court of the State of New York or the United States District Court for the Southern District of New York located in New York County, New York. The Company and the Holder each consents to the exclusive jurisdiction and venue of the foregoing courts and consents that any process or notice of motion or other application to either of said courts or a judge thereof may be served inside or outside the State of New York or the Southern District of New York by generally recognized overnight courier or certified or registered mail, return receipt requested, directed to such party at its or his address set forth below (and service so made shall be deemed “personal service”) or by personal service or in such other manner as may be permissible under the rules of said courts. THE COMPANY AND THE HOLDER EACH HEREBY WAIVES ANY RIGHT TO A JURY TRIAL IN CONNECTION WITH ANY LITIGATION PURSUANT TO THIS AGREEMENT.

11. Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

12. Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

13. Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

14. Entire Agreement; Amendments. This Agreement supersedes all other prior oral or written agreements between the Holder, the Company, their affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Holder makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the Holder. No provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought.

15. Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement shall be given in accordance with the Securities Purchase Agreement or to such other address and/or facsimile number and/or to the attention of such other person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change.

16. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns. N party may assign some or all of its rights hereunder without the consent of the other party.

17. No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

18. Survival of Representations. The representations and warranties of the Company and the Holder contained in Sections 2 and 3, respectively, will survive the closing of the transactions contemplated by this Agreement.

19. Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

20. Independent Nature of Investor’s Obligations and Rights. The obligations of the Holder under this Agreement are several and not joint with the obligations of any other Holder, and the Holder shall not be responsible in any way for the performance of the obligations of any other Holder under any other Agreement. Nothing contained herein or in any other Agreement, and no action taken by the Holder pursuant hereto, shall be deemed to constitute the Holder and other Holders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Holder and other Holders are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement or any other Agreement and the Company acknowledges that, to the best of its knowledge, the Holder and the other Holders are not acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement or any other Agreement. The Company and the Holder confirm that the Holder has independently participated in the negotiation of the transactions contemplated hereby with the advice of its own counsel and advisors. The Holder shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement, and it shall not be necessary for any other Holder to be joined as an additional party in any proceeding for such purpose. The parties hereto hereby further acknowledge and agree that each other Agreement shall be negotiated separately with each other Holder and shall not in any way be construed as the Holder or any other Holder acting in concert or as a group with respect to the purchase, disposition or voting of securities of the Company or otherwise.

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IN WITNESS WHEREOF, Holders and the Company have executed this Agreement as of the date set forth on the first page of this Agreement.

COMPANY:

CHINA RECYCLING ENERGY CORPORATION

By:
	Name:	Guohua Ku
	Title:	Chairman & CEO

IN WITNESS WHEREOF, Holders and the Company have executed this Agreement as of the date set forth on the first page of this Agreement.

HOLDER:

By: Its Authorized Agent

By:
Name:
Title:

Number of Existing Warrant Stock issuable upon exercise of Existing Warrants*:

Number of shares of Exchange Stock

*Without regard to any limitations on exercise set forth in the Existing Warrants